Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

17-13

Contacts:	Derrick Jensen, CFO	Media - Deborah Buks and Molly LeCronier
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-869-0707
713-629-7600

QUANTA SERVICES REPORTS 2017 SECOND QUARTER RESULTS

Record Second Quarter Revenues of $2.20 billion

Diluted EPS Attributable to Common Stock of $0.41

Certain Items Negatively Impacted GAAP Diluted EPS Attributable to Common Stock by $0.03

Non-GAAP Adjusted Diluted EPS Attributable to Common Stock of $0.50

HOUSTON – August 3, 2017 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended June 30, 2017. Revenues in the second quarter of 2017 were $2.20 billion, compared to revenues of $1.79 billion in the second quarter of 2016, and net income attributable to common stock was $63.8 million in the second quarter of 2017, or $0.41 per diluted share, compared to net income attributable to common stock of $16.6 million, or $0.11 per diluted share, in the second quarter of 2016. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.50 for the second quarter of 2017 compared to $0.18 for the second quarter of 2016. As described further below, certain items negatively impacted GAAP diluted earnings per share attributable to common stock for the second quarter of 2017 by $0.03 per share.

“We remain on track to achieve our full-year outlook and believe momentum is building for continued growth in 2018. Larger electric transmission and pipeline projects are moving forward, as evidenced by our recent contracts for the Wind Catcher Generation Tie Line powerline project and the Line 3 Replacement Program pipeline project. We also booked approximately $150 million of new communications work during the second quarter, the majority of which is in the United States,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “Further, the recent acquisition of Stronghold expands our industrial services solutions for the energy industry, enhances our recurring revenues and provides us with cross-selling opportunities. We continue to believe that our innovative solutions and ability to safely execute projects while providing cost certainty, along with positive end market fundamentals, provide the opportunity for multi-year growth.”

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Negatively impacting the second quarter of 2017 was a $2.4 million charge to expense ($1.7 million net of tax), or $0.01 per diluted earnings per share attributable to common stock, associated with a charitable contribution made in connection with the formation and funding of a non-profit line school.    Also impacting the quarter were acquisition and integration charges of $4.7 million ($3.0 million net of tax), or $0.02 per diluted share attributable to common stock, primarily associated with the acquisitions further discussed below.

RECENT HIGHLIGHTS

•	Chosen for the Wind Catcher Generation Tie Line - In July 2017, American Electric Power (AEP) chose Quanta to provide engineering, procurement and construction (EPC) solutions for the Wind Catcher Generation Tie Line (Wind Catcher Tie Line). The anticipated contract value for this project makes it the largest project award in Quanta’s history. The Wind Catcher Tie Line consists of approximately 350 miles of a single circuit 765kV power line and two new substations located between Guymon and Tulsa, Oklahoma. Quanta will provide turnkey EPC services for the entire project and has begun early-phase project support services. Subject to AEP obtaining required state and federal regulatory approvals, Quanta expects construction to begin in the latter part of 2018, with completion expected in late 2020. Quanta has yet to determine whether the project will be included in third quarter 2017 backlog.

•	Selected for Line 3 Replacement Program in Canada - In July 2017, Quanta was selected by Enbridge Pipelines Inc. for two spreads of the Canadian section of the Line 3 Replacement Program. Quanta’s scope of work includes the construction and installation of approximately 168 miles (270 kilometers) of new 36-inch diameter crude oil mainline pipe, which will begin in Hardisty, Alberta and continue into the province of Saskatchewan, Canada. Quanta’s construction of the project is expected to begin in August 2017 and is anticipated to continue through 2019.

•	Booked Approximately $150 Million of Communications Work - During the second quarter of 2017, Quanta booked approximately $150 million of new work for several major North American communications companies, with the majority of the work to be performed in the United States. Quanta’s scope of work on these projects includes long-haul fiber and fiber-to-the-home deployments and is expected to be performed over the next few years.

•	Acquired Stronghold - In July 2017, Quanta acquired Stronghold, Ltd. and Stronghold Specialty, Ltd. (Stronghold), a leading specialized services company that provides high pressure and critical path solutions to the downstream and midstream energy markets. The transaction consideration consisted of an upfront payment of approximately $450 million, comprised of $360 million of cash and 2.7 million shares of Quanta common stock, with a cash and stock earnout that could provide maximum additional consideration of $100 million if cumulative three-year EBITDA targets are achieved. Stronghold’s financial results will be reflected in Quanta’s Oil and Gas Infrastructure Services segment beginning at the date of acquisition.

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•	Authorized $300 Million Stock Repurchase Program - In May 2017, Quanta’s Board of Directors authorized the company to repurchase up to $300 million in shares of its outstanding common stock through June 30, 2020, through open market repurchases or privately negotiated transactions, at management’s discretion. Quanta anticipates utilizing this repurchase program opportunistically from time to time as deemed appropriate, as well as to potentially offset dilution from future issuances of stock under its equity compensation programs and as consideration for future acquisitions.

•	Acquired Communications Infrastructure Services Contractor - In June 2017, Quanta acquired an established communications infrastructure services contractor that provides construction and maintenance services in the southeast and other regions of the United States.

RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016

Revenues in the first six months of 2017 were $4.38 billion, compared to revenues of $3.51 billion in the first six months of 2016, and net income attributable to common stock was $112.1 million in the first six months of 2017, or $0.72 per diluted share, compared to net income attributable to common stock of $37.1 million, or $0.23 per diluted share, in the first six months of 2016. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.89 for the first six months of 2017 compared to $0.41 for the first six months of 2016.

In addition to the items affecting second quarter 2017 results previously discussed in this release, negatively impacting the first six months of 2017 were attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per diluted share attributable to common stock, associated with the litigation involving the non-compete agreement entered into in connection with Quanta’s disposition of certain communications construction operations to Dycom Industries in December 2012, which was resolved during the first quarter of 2017. Also negatively impacting the first quarter of 2017 was a $1.9 million charge to expense ($1.2 million net of tax), or $0.01 per diluted share attributable to common stock, associated with the planned sale of a construction barge.

Quanta completed one acquisition during the first six months of 2017 and five acquisitions during the full year of 2016. Therefore, Quanta’s results for the three and six months ended June 30, 2017 included these acquisitions and are compared to the historical results for the three and six months ended June 30, 2016.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog that the company is executing on and the opportunities that are expected to materialize during 2017. The following forward-looking statements are based on current expectations, and actual results may differ materially.

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Quanta is increasing its full-year 2017 revenue expectation to range between $8.65 billion and $9.05 billion. Quanta expects diluted earnings per share attributable to common stock to be $1.57 to $1.75 and adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) for the full-year 2017 to be $1.92 to $2.10. Included in our outlook is the expectation that for the remainder of 2017, the acquired business of Stronghold is anticipated to generate approximately $240 million to $260 million of revenues and approximately $6.0 million to $7.5 million of net income attributable to common stock and to be accretive to Quanta’s GAAP diluted earnings per share attributable to common stock by $0.02 to $0.03 and to non-GAAP adjusted diluted earnings per share attributable to common stock by $0.06 to $0.07. See the attached table for a reconciliation of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock for the full-year 2017.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release and on Quanta’s website are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other non-GAAP to GAAP measures not included in the tables attached to this press release can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on August 3, 2017, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Second Quarter 2017 Earnings Conference Call or visit the Investors and Media section of the Quanta Services website at http://investors.quantaservices.com/ to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through August 11, 2017 by dialing 1-877-660-6853 and referencing the conference ID 13666301. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

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ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, oil and gas and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the “Investors & Media” section.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share attributable to common stock, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; growth, trends or opportunities in particular markets; backlog; the potential benefits from acquisitions, including Stronghold, or investments; the expected financial and operational performance of acquired businesses; future capital allocation initiatives; the ability to deliver increased value and return capital to stockholders; the strategic use of Quanta’s balance sheet; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and oil and natural gas pipeline projects and the level of oil, natural gas and natural gas liquids prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential energy legislation; potential opportunities that may be indicated by bidding activity or discussions with customers; the expected outcome of pending and threatened litigation; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; Quanta’s plans and strategies; the current economic and regulatory conditions and trends in the industries Quanta serves; and possible recovery on pending or contemplated change orders or affirmative claims against customers or third parties, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets; quarterly variations in operating results; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, or customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain awards of projects on which Quanta bids or is otherwise discussing with customers; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; adverse impacts from weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the failure of existing or potential legislative actions to result in increased demand for Quanta’s services; liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities, and the possibility of further increases in the liability associated with Quanta’s withdrawal from a multiemployer pension plan; liabilities for claims that are self-insured or not insured; unexpected costs or liabilities that may arise from lawsuits, indemnity obligations or other claims asserted against Quanta, including liabilities and costs for which Quanta is self-insured or uninsured; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities and on Quanta’s customers’ capital programs and the resulting impact on demand for Quanta’s services; the future development of natural resources; the inability or refusal of customers to pay for services, including failure to collect outstanding receivables; the failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies, as well as compliance with foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the ability to retain key personnel from an acquired business and the potential increase in risks already existing in Quanta’s operations; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of an information technology solution; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities and other adverse effects arising from occupational health and safety matters; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors; the cost of borrowing, availability of credit and cash, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; fluctuations of prices of certain materials used in our business; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; potential exposure to environmental liabilities; the ability to continue to meet certain regulatory requirements applicable to us and our subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; new or changed tax laws, treaties or regulations; increased healthcare costs arising from healthcare reform legislation and other legislative action; regulatory changes that result in increased labor costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, Quanta’s Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2017 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2017 and 2016

(In thousands, except per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$2,200,374	$1,792,430	$4,378,544	$3,506,167
Cost of services (including depreciation)	1,898,209	1,592,213	3,810,191	3,102,637

Gross profit	302,165	200,217	568,353	403,530
Selling, general and administrative expenses	185,880	156,607	370,432	315,131
Amortization of intangible assets	6,494	8,141	13,056	15,636

Operating income	109,791	35,469	184,865	72,763
Interest expense	(4,271)	(3,583)	(8,236)	(7,172)
Interest income	164	641	451	1,157
Other income (expense), net	(1,079)	(1,103)	(1,443)	(1,022)

Income before income taxes	104,605	31,424	175,637	65,726
Provision for income taxes	40,245	14,695	62,837	28,138

Net income	64,360	16,729	112,800	37,588
Less: Net income attributable to non-controlling interests	523	167	696	530

Net income attributable to common stock	$63,837	$16,562	$112,104	$37,058

Earnings per share attributable to common stock - basic and diluted	$0.41	$0.11	$0.72	$0.23

Weighted average shares used in computing earnings per share attributable to common stock:
Basic	155,090	156,128	154,859	159,577

Diluted	156,165	156,130	155,745	159,579

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$99,565	$112,183
Accounts receivable, net	1,614,113	1,500,115
Costs and estimated earnings in excess of billings on uncompleted contracts	630,880	473,308
Inventories	94,152	88,548
Prepaid expenses and other current assets	178,489	114,591

Total current assets	2,617,199	2,288,745
PROPERTY AND EQUIPMENT, net	1,190,333	1,174,094
OTHER ASSETS, net	145,120	101,028
OTHER INTANGIBLE ASSETS, net	184,375	187,023
GOODWILL	1,616,317	1,603,169

Total assets	$5,753,344	$5,354,059

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$1,375	$7,563
Accounts payable and accrued expenses	969,654	922,819
Billings in excess of costs and estimated earnings on uncompleted contracts	314,987	274,846

Total current liabilities	1,286,016	1,205,228
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	483,638	353,562
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	474,359	452,567

Total liabilities	2,244,013	2,011,357

TOTAL STOCKHOLDERS’ EQUITY	3,506,723	3,339,427
NON-CONTROLLING INTERESTS	2,608	3,275

TOTAL EQUITY	3,509,331	3,342,702

Total liabilities and equity	$5,753,344	$5,354,059

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Quanta Services, Inc. and Subsidiaries

Supplemental Segment Data

For the Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Oil and Gas Infrastructure Services, as set forth below (in thousands, except percentages).

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Revenues:
Electric Power Infrastructure Services	$1,300,729	59.1%	$1,159,087	64.7%	$2,520,231	57.6%	$2,346,089	66.9%
Oil and Gas Infrastructure Services	899,645	40.9	633,343	35.3	1,858,313	42.4	1,160,078	33.1

Consolidated revenues	$2,200,374	100.0%	$1,792,430	100.0%	$4,378,544	100.0%	$3,506,167	100.0%

Operating income (loss):
Electric Power Infrastructure Services (a)	$113,043	8.7%	$75,934	6.6%	$212,715	8.4%	$163,258	7.0%
Oil and Gas Infrastructure Services (b)	67,751	7.5	11,899	1.9	106,568	5.7	17,740	1.5
Corporate and Non-Allocated Costs (c)	(71,003)	N/A	(52,364)	N/A	(134,418)	N/A	(108,235)	N/A

Consolidated operating income	$109,791	5.0%	$35,469	2.0%	$184,865	4.2%	$72,763	2.1%

(a)	Included in operating income for the Electric Power Infrastructure Services segment for the three and six months ended June 30, 2016 were $30.5 million and $51.8 million of losses related to a power plant construction project in Alaska.
(b)	Included in operating income for the Oil and Gas Infrastructure Services segment for the six months ended June 30, 2017 was a $1.9 million charge to expense associated with the planned sale of a construction barge. Included in operating income for the six months ended June 30, 2016 were approximately $2 million in severance and restructuring costs.
(c)	Included in Corporate and Non-Allocated Costs for the three and six months ended June 30, 2017 was a $2.4 million charitable contribution made in connection with the formation and funding of a non-profit line school and $4.7 million associated with acquisitions, while included in the three and six months ended June 30, 2016 were $0.8 million and $2.1 million of charges associated with acquisitions. Also included in Corporate and Non-Allocated Costs for the six months ended June 30, 2017 was the $4.2 million associated with the litigation involving the non-compete agreement entered into in connection with Quanta’s disposition of certain communications construction operations to Dycom Industries in December 2012, which was resolved in the first quarter of 2017.

Backlog

Backlog is not a term recognized under United States generally accepted accounting principles (GAAP); however, it is a common measurement used in the industry. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies. Quanta’s backlog represents the amount of consolidated revenue that it expects to realize from future work under construction contracts, long-term maintenance contracts and master service agreements. These estimates include revenues from the remaining portion of firm orders not yet completed and on which work has not yet begun, as well as revenues from change orders, renewal options, and funded and unfunded portions of government contracts to the extent that they are reasonably expected to occur. For purposes of calculating backlog, Quanta includes 100% of estimated revenues attributable to consolidated joint ventures and variable interest entities. The following table presents Quanta’s total backlog by reportable segment as of June 30, 2017, December 31, 2016 and June 30, 2016, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date (in millions):

	Backlog as of
	June 30, 2017		December 31, 2016		June 30, 2016
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services	$3,631.1	$6,759.9	$3,369.3	$6,657.5	$3,270.2	$6,347.2
Oil and Gas Infrastructure Services	1,709.0	2,422.9	2,484.0	3,092.3	2,437.6	3,408.5

Total	$5,340.1	$9,182.8	$5,853.3	$9,749.8	$5,707.8	$9,755.7

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Adjusted Diluted Earnings Per Share Attributable to Common Stock

For the Three and Six Months Ended June 30, 2017 and 2016

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; and (iv) severance costs related to the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within Quanta’s Oil and Gas Infrastructure segment are not regularly occurring items. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may or may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. Reconciliations of other non-GAAP to GAAP measures not included in the table below can be found on Quanta’s website at www.quantaservices.com in the “Investors & Media” section. See table on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Adjusted Diluted Earnings Per Share Attributable to Common Stock

For the Three and Six Months Ended June 30, 2017 and 2016

(In thousands, except per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$63,837	$16,562	$112,104	$37,058
Adjustments:
Severance and restructuring charges (a)	—	—	—	6,352
Acquisition and integration costs	4,745	830	4,745	2,083
Income tax impact of adjustments (b)	(1,733)	(221)	(1,733)	(2,835)

Adjusted net income attributable to common stock before certain non-cash adjustments	66,849	17,171	115,116	42,658
Non-cash stock-based compensation	11,557	9,503	23,423	21,513
Amortization of intangible assets	6,494	8,141	13,056	15,636
Income tax impact of non-cash adjustments (b)	(6,603)	(6,371)	(13,347)	(13,616)

Adjusted net income attributable to common stock	$78,297	$28,444	$138,248	$66,191

Weighted average shares:
Weighted average shares outstanding for basic earnings per share attributable to common stock	155,090	156,128	154,859	159,577

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	156,165	156,130	155,745	159,579

Diluted earnings per share and adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (c)	$0.41	$0.11	$0.72	$0.23

Adjusted diluted earnings per share attributable to common stock (c)	$0.50	$0.18	$0.89	$0.41

(a)	The amount for the six months ended June 30, 2016 reflects the elimination of severance costs associated with the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within the Oil and Gas Infrastructure Services segment.
(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.
(c)	Both diluted and adjusted diluted earnings per share attributable to common stock for the three and six months ended June 30, 2017 were impacted by a $2.4 million ($1.7 million net of tax), or $0.01 per share, charitable contribution made in connection with the formation and funding of a non-profit line school. Additionally, both diluted and adjusted diluted earnings per share attributable to common stock for the six months ended June 30, 2017 were impacted by attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per share, associated with the Dycom Industries litigation, which was resolved in the first quarter of 2017, and a $1.9 million charge ($1.2 million net of tax), or $0.01 per share, to expense associated with the planned sale of a construction barge in order to record the asset to its estimated fair market value. For the three months ended June 30, 2016, both diluted and adjusted diluted earnings per share attributable to common stock were impacted by $30.5 million ($18.6 million net of tax), or $0.12 per share, of losses related to a power plant construction project in Alaska. For the six months ended June 30, 2016, both diluted and adjusted diluted earnings per share attributable to common stock were impacted by $51.8 million ($31.6 million net of tax), or $0.20 per share, of losses related to the same power plant construction project.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Estimated Adjusted Diluted Earnings Per Share Attributable to Common Stock

For the Full Year 2017

(In thousands, except per share information)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period, (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; and (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may or may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. Reconciliations of other non-GAAP to GAAP measures not included in the table below can be found on Quanta’s website at www.quantaservices.com in the “Investors & Media” section.

	Estimated Range
	Full Year Ending December 31, 2017
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$247,000	$275,300
Acquisition and integration costs	9,300	9,300
Income tax impact of adjustments (a)	(3,400)	(3,400)

Adjusted net income attributable to common stock before certain non-cash adjustments	252,900	281,200
Non-cash stock-based compensation	47,000	47,000
Amortization of intangible assets	30,600	30,600
Income tax impact of non-cash adjustments (a)	(28,500)	(28,500)

Estimated adjusted net income attributable to common stock	$302,000	$330,300

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	157,300	157,300

Estimated diluted earnings per share and estimated adjusted diluted earnings per share attributable to common stock:
Estimated diluted earnings per share attributable to common stock	$1.57	$1.75

Estimated adjusted diluted earnings per share attributable to common stock	$1.92	$2.10

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.

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